Exhibit 4.9

EXECUTION COPY

SECURITY AGREEMENT

Dated as of October 14, 2022

Between

THE GRANTORS REFERRED TO HEREIN,
as Grantors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Mortgagee

SCHEDULE 1	–	PLEDGED INTELLECTUAL PROPERTY

EXHIBIT A	–	FORM OF IP INTERCREDITOR AGREEMENT
EXHIBIT B	–	FORM OF SHORT FORM SECURITY AGREEMENT

-i-

SECURITY AGREEMENT dated as of October 14, 2022 (this “Agreement”), among WHEELS UP PARTNERS LLC, a Delaware limited liability company (together with its successors and assigns, the “Company”), certain Affiliates of the Company listed on the signature pages hereof (together with the Company, the “Grantors”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Loan Trustee the “Mortgagee”).

WITNESSETH:

WHEREAS, contemporaneously herewith, the Company, Wheels Up Class A-1 Loan Trust 2022-1 (the “Class A-1 Trust”) and the Wilmington Trust, National Association, as subordination agent (in such capacity, the “Subordination Agent”) are entering into that certain Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”), pursuant to which the Class A-1 Trust has agreed to purchase the Class A-1 Equipment Notes under the Indentures in order to finance the Aircraft, on the terms and conditions set forth herein;

WHEREAS, it is a condition to the effectiveness of the Note Purchase Agreement that the parties hereto enter into this Agreement; and

WHEREAS, the Mortgagee, the Company and one or more First Lien Agents may in the future enter into one or more IP Intercreditor Agreements.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.      Definitions. Except as otherwise defined in this Agreement, terms defined in the Note Purchase Agreement shall be used herein as defined therein. In addition, the following terms shall have the following respective meanings:

“Agreement” has the meaning set forth in the preamble hereof.

“Collateral” has the meaning set forth in Section 2 hereof.

“Company” has the meaning set forth in the preamble hereof.

“Copyright Collateral” means all Copyrights of any Grantor, whether now owned or hereafter acquired by such Grantor, including each Copyright identified in Schedule 1 hereof.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Debt” means, with respect to any Grantor at any date, without duplication, (a) all indebtedness of such Grantor for borrowed money, (b) all obligations of such Grantor for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Grantor’s business), (c) all obligations of such Grantor evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Grantor (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Grantor under capital leases, (f) all obligations of such Grantor, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred equity interests of such Grantor, (h) all guarantee obligations of such Grantor in respect of obligations of the kind referred to in clauses (a) through (g) above, and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Grantor, whether or not such Grantor has assumed or become liable for the payment of such obligation.

“Discharge of First Lien Obligations” shall mean, with respect to each First Lien Debt, (a) the payment in full in cash of the applicable First Lien Obligations (other than any unasserted contingent indemnification or other obligations, in each case that are part of such First Lien Debt) that are outstanding and unpaid at the time such First Lien Debt is paid in full in cash, (i) including (if applicable), with respect to amounts available to be drawn under outstanding letters of credit issued thereunder at such time (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit at such time), delivery or provision of cash collateral or backstop letters of credit in respect thereof as and only to the extent required by the terms of any such First Lien Debt, but (ii) excluding unasserted contingent indemnification or other contingent obligations under the applicable First Lien Debt at such time, and (b) the termination of all then outstanding commitments to extend credit under the applicable First Lien Debt at such time.

“EETC Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of October __, 2022, among the Class A-1 Trust and the Subordination Agent.

“Event of Default” shall mean an “Event of Default” under and as defined in any Indenture.

“First Lien Agent” shall mean any one or more administrative agents, collateral agents, security agents, trustees or other representatives for or of any one or more First Lien Secured Parties, and shall include any successor thereto, as well as any Person designated as an “Agent” under any First Lien Debt.

“First Lien Collateral Documents” shall mean all security agreements, mortgages, deeds of trust, pledges and other collateral or security documents executed and delivered in connection with such First Lien Debt.

“First Lien Debt” means any Debt (other than the Debt under the Operative Agreements) that is secured by a Lien on the Collateral.

“First Lien Debt Party” shall mean any obligor under any First Lien Debt.

“First Lien Obligations” shall mean any and all loans and all other obligations, liabilities and indebtedness of every kind, nature and description, whether now existing or hereafter arising, whether arising before, during or after the commencement of any case with respect to any First Lien Debt Party under the Bankruptcy Code or any other insolvency proceeding, owing by each First Lien Debt Party from time to time pursuant to any First Lien Debt to any First Lien Agent, any First Lien Secured Parties or any of them, whether for principal, premium interest (including interest and fees which, but for the filing of a petition in bankruptcy with respect to such First Lien Debt Party, would have accrued on any First Lien Obligation, whether or not a claim is allowed against such First Lien Debt Party for such interest and fees in the related bankruptcy proceeding), reimbursement for amounts drawn under letters of credit, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the First Lien Debt, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“First Lien Secured Parties” shall mean all First Lien Agents, all lenders, noteholders or other “Secured Parties” (or similar term) under any First Lien Debt, and all successors, assigns, transferees and replacements thereof, as well as any Person designated as an “First Lien Secured Party” under any First Lien Debt; and with respect to any First Lien Agent, shall mean the First Lien Secured Party represented by such First Lien Agent. “Grantors” has the meaning set forth in the preamble hereof.

“IP Intercreditor Agreement” means a Second Lien Intercreditor Agreement – Intellectual Property substantially in the form attached hereto as Exhibit A.

“Mortgagee” has the meaning set forth in the preamble hereof.

“Note Holder” has the meaning given to such term in each Indenture.

“Note Purchase Agreement” has the meaning set forth in the preamble hereof.

“Patent Collateral” means all Patents of any Grantor, whether now owned or hereafter acquired by such Grantor, including any Patent identified in Schedule 1 hereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto.

“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Permitted Liens” shall mean (a) any “Permitted Lien” as defined in any Indenture and (b) any Lien securing First Lien Obligations.

“Pledged Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, knowhow and trade secrets; (b) all licenses or user or other agreements granted to any Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Grantor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Grantor in respect of any of the items listed above.

“Proceeds” shall have the meaning assigned to that term under the UCC.

“Secured Obligations” shall mean the “Secured Obligations” as defined in each Indenture.

“Secured Parties” shall mean any or all of, as the context may require, the Mortgagee and each Note Holder.

“Short Form Security Agreement” shall mean a security agreement, in substantially the form of Exhibit B hereto, in respect of any Copyright Collateral, Patent Collateral or Trademark Collateral.

“Termination Date” shall mean the date this Agreement is terminated under Section 10(a).

“Trademark Collateral” means all Trademarks of any Grantor, whether now owned or hereafter acquired by such Grantor, including each Trademark identified in Schedule 1 hereof, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral (including but not limited to any application to register trademarks filed with the USPTO based upon any Grantor’s “intent to use” such trademark unless and until a “Statement of Use” or “Amendment to Allege Use” is properly filed with and accepted by the USPTO with respect thereto, at which point the Trademark Collateral shall include, and the security interest granted hereunder shall be attached to, such application).

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

“USPTO” shall mean the United States Patent and Trademark Office.

Section 2.      Grant of Security Interest. Each Grantor hereby grants to the Mortgagee, for itself and for the ratable benefit of the Secured Parties, as security for the prompt payment in full when due of all payment Secured Obligations and the performance and observance by each Grantor and each other Obligor of all other Secured Obligations, and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, each Grantor does hereby grant, bargain, sell, assign, transfer, convey, mortgage and pledge unto the Mortgagee, its successors and assigns, for itself and for the ratable security and benefit of the Secured Parties until the date on which the Secured Obligations have been paid in full or until otherwise released pursuant to Section 10 hereof, a Lien on and security interest in all estate, right, title and interest of such Grantor in, to and under all of the following described property, assets, rights, interests and privileges whether now owned or hereafter acquired, and wherever located (collectively, called the “Collateral”):

(a)            all Pledged Intellectual Property; and

(b)            all Proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions of this Section 2, unless and until an Event of Default shall have occurred and be continuing (i) each Grantor shall have the right, to the exclusion of the Mortgagee and the other Secured Parties, to quiet enjoyment of the Collateral, and to possess, use retain and control the Collateral and all revenues, income and profits derived therefrom and (ii) neither the Mortgagee, acting on behalf of the Secured Parties, nor any Secured Party, shall, through its own actions or inactions, interfere with, or suffer to exist with respect to any Collateral any Lien attributable to the Mortgagee or any Secured Party which might interfere with, each Grantor’s continued possession, use and operation of, and quiet enjoyment of, Collateral without hindrance during the term of this Security Agreement in accordance with the terms of the Indenture Documents.

Anything herein to the contrary notwithstanding, in no event shall the security interest granted under this Section 2 attach to and the term “Collateral” shall not include any permit, lease, license, contract, property rights or other agreement, and any assets subject to any thereof, to which any Grantor is a party or any of its rights or interests thereunder if and only to the extent that the grant of a security interest hereunder (a) is prohibited by or a violation of any law, rule or regulation applicable to such Grantor or (b) shall constitute or result in a breach of a term or provision of, or the termination of or a default under the terms of, such permit, lease, license, contract, property rights or agreement (other than to the extent that any such law, rule, regulation, term or provision would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity)); provided, however, that the Collateral shall include all Proceeds thereof and immediately at such time as the contractual or legal provisions referred to above shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such permit, lease, license, contract or agreement not subject to the provisions specified above.

Notwithstanding anything herein to the contrary, it is the understanding of the parties hereto that the Liens granted pursuant to this Section 2 shall, prior to the Discharge of First Lien Obligations, be subordinated in all respects in priority to the Liens granted to any First Lien Agent for the benefit of the holders of the applicable First Lien Obligations to secure such First Lien Obligations pursuant to the applicable First Lien Collateral Documents. The Mortgagee acknowledges and agrees that, in the event that it enters into an IP Intercreditor Agreement, the relative priority of the Liens granted to the Mortgagee and any First Lien Agent shall be determined solely (as between the parties to such IP Intercreditor Agreement and except as otherwise provided therein) pursuant to the applicable IP Intercreditor Agreement, and not by priority as a matter of law or otherwise. Notwithstanding anything herein to the contrary, the Liens granted to the Mortgagee pursuant to this Security Agreement and the exercise of any right or remedy by the Mortgagee hereunder are subject to the provisions of the applicable IP Intercreditor Agreements. In the event of any conflict between the terms of any IP Intercreditor Agreement and this Security Agreement, the terms of such IP Intercreditor Agreement shall govern and control as among the Mortgagee and any First Lien Agent. In the event of any such conflict, each Grantor may act (or omit to act) in accordance with such IP Intercreditor Agreement and shall not be in breach, violation or default of its obligations hereunder by reason of doing so. Notwithstanding any other provision hereof, for so long as any First Lien Obligations remain outstanding, any obligation hereunder to deliver, transfer or assign to the Mortgagee any Collateral shall be satisfied by causing such Collateral to be delivered, transferred or assigned to the applicable First Lien Agent to be held in accordance with the applicable IP Intercreditor Agreement.

Section 3.      Supplements; Further Assurances; IP Intercreditor Agreements.

(a)            Each Grantor agrees that, at any time and from time to time, without cost to any Secured Party, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be required or that the Mortgagee may reasonably request, in order to perfect, preserve and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Mortgagee to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor; provided that, notwithstanding anything to the contrary herein, no filings, registrations or other actions shall be required in order to perfect the security interest granted hereunder in any Collateral other than (i) the filing of a UCC financing statement providing an indication of the Collateral in any applicable jurisdiction, (ii) the filing of a Short Form Security Agreement with the USPTO in relation to any Patent Collateral or Trademark Collateral that is registered in the United States and (iii) the filing of a Short Form Security Agreement with the United States Copyright Office in relation to any Copyright Collateral that is registered in the United States. Each Grantor shall pay any applicable filing fees and other expenses related to the filing of financing and continuation statements or the expenses for other action taken to perfect the security interest granted hereunder.

(b)            Each Grantor hereby authorizes the Mortgagee to file (i) one or more UCC financing or continuation statements, and any amendments thereto and continuations thereof, each of which may describe the Collateral in any manner as the Mortgagee may determine, in its sole discretion, is necessary or prudent to ensure the perfection of the security interest in the Collateral granted to the Mortgagee in connection herewith, (ii) a Short Form Security Agreement with the USPTO in relation to any Patent Collateral or Trademark Collateral that is registered in the United States, and (iii) a Short Form Security Agreement with the United States Copyright Office in relation to any Copyright Collateral that is registered in the United States. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law. Each Grantor ratifies its authorization for the Mortgagee to have filed such financing statements, continuation statements, amendments or Short Form Security Agreements filed prior to the date hereof.

(c)            Each Grantor will furnish to the Mortgagee statements and supplements to the schedules, in accordance with Section 6(f), further identifying and describing the Collateral of such Grantor, all in reasonable detail, accompanied by an additional Short Form Security Agreement for any Patent Collateral, Trademark Collateral or Copyright Collateral supplemented thereby that is registered in the United States. Each Grantor hereby authorizes the Mortgagee to file any such Short Form Security Agreement (i) with the USPTO in relation to any Patent Collateral or Trademark Collateral that is registered in the United States and (ii) with the United States Copyright Office in relation to any Copyright Collateral that is registered in the United States.

(d)            The Mortgagee acknowledges and agrees that the Grantors may, from time to time, grant Liens on the Collateral to any First Lien Agent for the benefit of the holders of the applicable First Lien Obligations to secure such First Lien Obligations, and the Liens granted hereunder shall be subordinated in all respects in priority to the Liens granted to such First Lien Agent, in the manner set forth in the form of IP Intercreditor Agreement attached as Exhibit A hereto; provided that, during the continuation of any proceeding under any bankruptcy laws or other insolvency laws in relation to any Grantor (as debtor), such Grantor may not grant such additional Liens on the Collateral unless such Liens are granted in connection with (i) a new incurrence of Debt of such Grantor or any of its Affiliates or (ii) a refinancing of existing secured Debt of such Grantor or any of its Affiliates. If any Grantor shall at any time grant Liens on the Collateral to any First Lien Agent in accordance with this Section 3(d), the Mortgagee shall, at the request of such Grantor, promptly execute and deliver an IP Intercreditor Agreement to such Grantor and the applicable First Lien Agent.

Section 4.      No Release; Limitations on Secured Party’s Obligations. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Mortgagee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5.      Representations and Warranties. Each Grantor hereby represents and warrants as of the date hereof as follows:

(a)            Such Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement, and the grant of the security interests pursuant hereto, (a) are within such Grantor’s powers and have been duly authorized by all necessary corporate or other action, (b) do not require any consent or approval of, registration or filing with, or any other action by, any Government Entity or court, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the security interests created pursuant hereto, (c) will not violate any applicable law or regulation or the charter, by laws or other organizational documents of such Grantor or any order of any Government Entity or court binding upon such Grantor or its property, and (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Grantor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such person.

(b)            This Agreement has been duly executed and delivered by such Grantor and constitutes, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)            Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien of others, except for Permitted Liens.

(d)            Schedule 1 sets forth a complete and correct list of all Copyright registrations, Patents, Patent applications, Trademark registrations and Trademark applications owned by such Grantor on the date hereof (or, in the case of any supplement to Schedule 1, effecting a pledge thereof, as of the date of such supplement). Except pursuant to licenses and other user agreements entered into by such Grantor in the ordinary course of business that are listed in Schedule 1 (including as supplemented by any supplement effecting a pledge thereof), such Grantor has done nothing to authorize or enable any other Person to use any Copyright, Patent or Trademark listed in Schedule 1 (as so supplemented), and all registrations listed in Schedule 1 (as so supplemented) are, except as noted therein, in full force and effect. To such Grantor’s knowledge, (i) except as set forth in Schedule 1 (as supplemented by any supplement effecting a pledge thereof), there is no violation by others of any right of such Grantor with respect to any Copyright, Patent or Trademark listed in Schedule 1 (as so supplemented), respectively, and (ii) such Grantor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings alleging such infringement have been instituted or are pending against such Grantor and no written claim against such Grantor has been received by such Grantor, alleging any such violation, except as may be set forth in Schedule 1 (as so supplemented).

(e)            Security Interest. This Agreement creates a valid security interest in favor of the Mortgagee, for the benefit of the Secured Parties, in the Collateral of such Grantor and, when properly perfected by filing, obtaining possession, the granting of control to the Mortgagee or otherwise, shall constitute a valid and perfected security interest in such Collateral (subject to Permitted Liens), to the extent such security interest can be perfected by (i) filing, obtaining possession, the granting of control or otherwise under the UCC or (ii) by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office, free and clear of all Liens except for Permitted Liens.

Section 6.      Covenants of the Grantors with respect to the Collateral. Each Grantor hereby covenants and agrees with the Mortgagee that from and after the date of this Agreement and until the Termination Date or, with respect to any Collateral, until the Lien of this Mortgage on such Collateral is otherwise released pursuant to Section 10 hereof:

(a)            Maintenance of Records. Such Grantor will keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral pledged by such Grantor, in all material respects, including, without limitation, a record of all dealings concerning such Collateral in each case in accordance with its normal business practice.

(b)            Limitation on Liens on Collateral. Such Grantor will take such action as is necessary to remove any Lien on such Collateral except Permitted Liens.

(c)            Notices. Such Grantor shall promptly notify the Mortgagee after it obtains knowledge thereof, in reasonable detail, of any Lien asserted against any material portion of the Collateral pledged by such Grantor other than Permitted Liens.

(d)            Financing Statements. Such Grantor shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction intended to provide notice of a Lien) relating to the Collateral of such Grantor, except financing statements filed or to be filed in respect of and covering Permitted Liens or to the benefit of First Lien Secured Parties.

(e)            Pledged Intellectual Property.

(i)            For the purpose of enabling the Mortgagee to exercise rights and remedies under Section 8 at such time as the Mortgagee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Mortgagee, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Pledged Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(ii)            Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and be continuing, such Grantor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Pledged Intellectual Property in the ordinary course of the business of such Grantor. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Mortgagee shall from time to time, upon the request of any Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Pledged Intellectual Property). Further, upon the payment in full of all of the Secured Obligations, or earlier expiration of this Agreement or release of the Collateral, the Mortgagee shall either terminate or grant back to each applicable Grantor the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 8 by the Mortgagee shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by any Grantor in accordance with the first sentence of this clause (ii).

(f)            Additional Collateral. Such Grantor shall furnish to the Mortgagee a supplement to Schedule 1 within ten (10) days of the last day of each calendar quarter, listing all copyright registrations, issued patents, patent applications, trademark registrations and trademark applications acquired by such Grantor at least thirty (30) days prior to the last day of such calendar quarter.

Section 7.      Power of Attorney; Performance by Mortgagee of Grantors’ Obligations.

(a)            Each Grantor hereby irrevocably appoints the Mortgagee as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, in the Mortgagee’s discretion to take any action and to execute any instrument that the Mortgagee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is coupled with an interest, including, without limitation:

(i)            to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; and

(ii)            to file any claims or take any action or institute any proceedings that the Mortgagee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Mortgagee with respect to any of the Collateral;

provided, that the Mortgagee shall not exercise any of such rights or take any such action except during the continuance of an Event of Default.

(b)            If any Grantor fails to perform any agreement contained herein, the Mortgagee may, as the Mortgagee deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so during the continuance of an Event of Default, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Mortgagee, including, without limitation, the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by such Grantor and shall be considered Secured Obligations.

Section 8.      Remedies; Disposition of Collateral. Subject to the terms of any IP Intercreditor Agreement, if any Event of Default shall have occurred and be continuing:

(a)            The Mortgagee may exercise, in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it and to the extent not in violation of applicable law, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and any other applicable law and also may:

(i)            at the request of the Mortgagee, promptly execute and deliver to the Mortgagee such instruments or other documents as may be necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Collateral the possession of which the Mortgagee shall at the time be entitled to hereunder;

(ii)            without notice except as specified below, sell, or direct the Grantors to sell, the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Mortgagee’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Mortgagee may deem commercially reasonable;

(iii)            proceed to protect and enforce this Agreement by suit or suits or proceedings in equity or at law, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof, or for the recovery of judgment for the Secured Obligations or for the enforcement of any other legal or equitable remedy available under applicable law, and

(iv)            exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Collateral and (B) exercise all other rights and remedies provided by law with respect to the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.

(b)            The Mortgagee or any other Secured Party may be the purchasers of any or all of the Collateral at any sale of Collateral and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Grantors. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Mortgagee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Mortgagee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)            Each Grantor hereby waives, to the fullest extent permitted by law, any claims against the Mortgagee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(d)            Except as otherwise provided herein, each Grantor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Mortgagee’s taking possession or the Mortgagee’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Grantor would otherwise have under law, and each Grantor hereby further waives to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession; (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Mortgagee’s rights hereunder; and (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Grantors therein and thereto, and shall be a perpetual bar both at law and in equity against each Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under each Grantor.

(e)            Any cash held by or on behalf of the Mortgagee and all cash proceeds received by or on behalf of the Mortgagee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Mortgagee of its remedies as a secured party pursuant to this Section 8 of this Agreement shall be promptly transferred by the Mortgagee to the Collection Account (as defined in the EETC Intercreditor Agreement) for application in accordance with the terms of Section 3.2 of the EETC Intercreditor Agreement. Any surplus of such cash or cash proceeds held by the Mortgagee and remaining after payment in full of the Secured Obligations shall be paid over to the applicable Grantor or to whomever may be lawfully entitled to receive such surplus.

(f)            All payments received by any Grantor under or in connection with the Collateral to which the Mortgagee is entitled pursuant to the exercise of its remedies as a secured party under this Section 8 of this Agreement shall be received in trust for the benefit of the Mortgagee, shall be segregated from other funds of such Grantor and shall, after notice from the Mortgagee, be forthwith paid over to the Mortgagee in the same form as so received (with any necessary endorsement).

Section 9.      Amendments, etc. This Agreement may not be amended, modified or waived except with the written consent of the affected Grantor and the Mortgagee (acting pursuant to and in accordance with the terms of the EETC Intercreditor Agreement and each applicable IP Intercreditor Agreement). Any amendment, modification or supplement of or to any provision of this Agreement, any termination or waiver of any provision of this Agreement and any consent to any departure by the Grantor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 10.      Release; Termination.

(a)            This Agreement and the Lien and security interest granted hereunder shall terminate on the date on which the Secured Obligations have been paid off in full, and, in connection therewith, the Mortgagee, at the request and expense of the Grantors, shall promptly thereafter execute and deliver to the Grantors a proper instrument or instruments (including the authorization of UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and, at such Grantor’s expense, will execute and deliver such other instruments or documents as may be reasonably requested by such Grantor to give effect to or evidence such release, and will duly assign, transfer and deliver to the Grantors (without recourse and without any representation or warranty) such of its Collateral as may be in the possession of the Mortgagee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

(b)            Upon any sale, transfer or other disposition of any item of Collateral of any Grantor in connection with a disposition in which title to such Collateral is divested from such Grantor, such Collateral shall be released from the Lien and security interest granted hereby, and in connection therewith, the Mortgagee shall, at the Company’s or such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request (without recourse and without any representation or warranty) including, without limitation, any amendment or modification of this Agreement, to evidence the release of such item of Collateral from the Lien and security interest granted hereby and reassignment of all right, title and interest of the Mortgagee to such Grantor.

(c)            At any time that any Collateral is to be released as provided in this Section 10 or otherwise released in accordance with any applicable IP Intercreditor Agreement, the Company or the Grantor requesting such release shall deliver to the Mortgagee a certificate signed by an authorized officer stating that the release of the respective Collateral is permitted pursuant to clauses (a) or (b) of this Section 10 and/or the applicable provisions any applicable IP Intercreditor Agreement. The Mortgagee shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it in accordance with this Section 10.

Section 11.      No Waiver, Discontinuance of Proceeding.

(a)            Each and every right, power and remedy hereby specifically given to the Mortgagee or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Agreement or the other Indenture Documents now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Mortgagee. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Mortgagee in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any default or Event of Default or an acquiescence therein. No notice to or demand on the Grantors in any case shall entitle them to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Mortgagee to any other or further action in any circumstances without notice or demand. In the event that the Mortgagee shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Mortgagee may recover reasonable expenses, including reasonable attorneys’ fees and expenses, and the amounts thereof shall be included in such judgment.

(b)            In the event the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case each Grantor, the Mortgagee and each holder of any of the Secured Obligations shall to the extent permitted by applicable law be restored to its respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Mortgagee and the Secured Parties shall continue as if no such proceeding had been instituted.

Section 12.      Mortgagee. It is expressly understood and agreed by the parties hereto, and each Secured Party, by accepting the benefits of this Agreement, acknowledges and agrees, that the obligations of the Mortgagee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Mortgagee shall act hereunder on the terms and conditions set forth in the Indenture and each applicable IP Intercreditor Agreement.

Section 13.      Notices. Except as otherwise specified herein, all notices required or permitted to be given under this Agreement shall be in conformance with and subject to the terms of Section 11.05 of the Indentures and each applicable IP Intercreditor Agreement. All such notices shall be delivered to the respective addresses for the Grantors and the Mortgagee set forth in each Indenture or the signature pages hereto and each applicable IP Intercreditor Agreement with respect to any First Lien Agents.

Section 14.      Continuing Security Interest; Transfers Under Indentures. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the date on which the Secured Obligations have been paid in full or, with respect to any item of Collateral, until the Lien of this Mortgage on such Collateral is otherwise released pursuant to Section 10, (b) be binding upon the Grantors, their successors and assigns (provided that the Grantors may not transfer or assign any or all of their rights or obligations hereunder without the prior written consent of the Mortgagee), and (c) inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee and each other Secured Party and each of their respective permitted successors, transferees and assigns; no other persons (including, without limitation, any other creditor of the Grantors) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (c) and subject to the provisions of the EETC Intercreditor Agreement and any applicable IP Intercreditor Agreement, any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity in accordance with the terms of the Operative Agreements, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, subject, however, to the provisions of the EETC Intercreditor Agreement and each applicable IP Intercreditor Agreement.

Section 15.      Governing Law; Submission to Jurisdiction; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 11.11 OF THE INDENTURE ARE INCORPORATED HEREIN MUTATIS MUTANDIS, AS IF FULLY SET FORTH HEREIN.

Section 16.      Security Interest Absolute. The obligations of each Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, except as specifically set forth in a waiver granted pursuant to the EETC Intercreditor Agreement and any applicable IP Intercreditor Agreement or (b) any amendment to or modification of any Operative Agreement or any security for any of the Secured Obligations, whether or not the Grantors shall have notice or knowledge of any of the foregoing, except as specifically set forth in an amendment or modification executed pursuant to the EETC Intercreditor Agreement and any applicable IP Intercreditor Agreement.

Section 17.      Severability of Provisions. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 18.      Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Section 19.      Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same Agreement. A set of the counterparts executed by all the parties hereto shall be lodged with the Grantor and the Mortgagee. Delivery of an executed counterpart of a signature page of this Mortgage by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 20.      Survival of Representations and Warranties, etc. All representations and warranties made by each Grantor herein or in any certificate or other instrument delivered by each Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement.

Section 21.      Reinstatement. Each Grantor agrees that, if any payment made by the Company, any Guarantor or any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Person, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien or other Collateral shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

WHEELS UP PARTNERS LLC

By:	/s/ Todd Smith
Name: Todd Smith
Title: Chief Financial Officer

WHEELS UP PARTNERS HOLDINGS LLC

By:	/s/ Todd Smith
Name: Todd Smith
Title: Chief Financial Officer

AVIANIS SYSTEMS LLC

By:	/s/ Ron Brower
	Name:	Ron Brower
	Title:	SVP, Senior Aviation Counsel and Secretary

ACCEPTED AND AGREED as of the date first above written: WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By:	/s/ Chad May
Name:	Chad May
Title:	Vice President

SCHEDULE 1

PLEDGED INTELLECTUAL PROPERTY

Copyright Collateral

None

Patent Collateral

None

Trademark Collateral

See attached Schedule 1(a)

SCHEDULE 1(a)

TRADEMARK COLLATERAL

U.S. Trademark Registrations/Applications

[INTENTIONALLY OMITTED]

EXHIBIT A

FORM OF SECOND LIEN INTERCREDITOR – INTELLECTUAL PROPERTY

This INTERCREDITOR AGREEMENT is dated as of [●], 20[ ] and is by and among [WHEELS UP EXPERIENCE], a [ ] (“Holdings”), WHEELS UP PARTNERS LLC, a Delaware limited liability company (the “Issuer”), the other Grantors (as defined in Section 1.1) from time to time party hereto, [ ], as First Lien Agent and as First Lien Security Agent (each, as defined below) and [WILMINGTON TRUST, NATIONAL ASSOCIATION], as Second Lien Agent and as Second Lien Security Agent (each, as defined below). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in Section 1 below.

RECITALS:

WHEREAS, Holdings, the Issuer and each other Grantor have entered into that certain [Describe First Lien Obligations] (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Agreement”), among [ ] (together with its successors and assigns in such capacity, the “First Lien Parties”), [ ], as [first lien agent] (together with its successors and assigns in such capacity, the “First Lien Agent”), and as collateral agent (the “First Lien Security Agent”) and the other parties referred to therein;

WHEREAS, pursuant to the various First Lien Documents, (i) certain of the Grantors have provided guarantees for the First Lien Obligations and (ii) the Grantors have provided security for the First Lien Obligations;

WHEREAS, Holdings, the Issuer and each other Grantor have entered into that certain [EETC Trademark Security Agreement] in favor of Wilmington Trust, National Association, as mortgagee (together with its successors and assigns in such capacity, the “Second Lien Agent” and the “Second Lien Security Agent”) to secure, in part, the obligations owing by the Issuer and each Grantor under that certain Note Purchase Agreement dated as of [__], inter alios, the Issuer and the Second Lien Agent, and under that certain Notes Guaranty, given by the other Grantors in favor of, inter alios, the Second Lien Agent (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Agreements”) and the other parties referred to therein;

WHEREAS, pursuant to the various Second Lien Documents, (i) certain of the Grantors have provided guarantees for the Second Lien Obligations and (ii) the Grantors have provided security for the Second Lien Obligations;

WHEREAS, Holdings, the Issuer and the other Grantors intend to secure the First Lien Obligations under the First Lien Agreement and any other First Lien Documents with a First Priority Lien on the Collateral; and

WHEREAS, Holdings, the Issuer and the other Grantors intend for the Second Lien Obligations under the Second Lien Agreements and any other Second Lien Documents to be secured by a Second Priority Lien on the Collateral.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

DEFINITIONS

Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“Agents” shall mean, collectively, the First Lien Representative, the Second Lien Representative and the Security Agents.

“Agreement” shall mean this Intercreditor Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy” (11 U.S.C. § 101 et seq.).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Cash” shall mean money, currency or a credit balance in any demand or Deposit Account.

“Cash Proceeds” shall mean all Proceeds of any Collateral received by any Grantor or Secured Party consisting of Cash and checks.

“Collateral” shall mean, collectively for all Grantors, any and all property of each Grantor subject to a Lien under the Security Documents and any and all other property of such Grantor, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to any of the Security Documents.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Directing First Lien Security Agent” means [ ].

“Directing Second Lien Security Agent” means the Second Lien Security Agent.

“Directing Security Agent” means any of the Directing First Lien Security Agent or the Directing Second Lien Security Agent, as the case may be.

“Discharge of First Lien Obligations” shall mean, the occurrence of all of the following:

termination or expiration of all commitments to extend credit that would constitute (prior to such termination or expiration) First Lien Obligations;

payment in full in cash of the outstanding principal of, and interest (including any Post-Petition Interest) and premium (if any) in respect of, all First Lien Obligations (other than any undrawn letters of credit);

discharge, cash collateralization or back-stopping (in an amount equal to 103% of the aggregate undrawn amount) of all outstanding letters of credit constituting First Lien Obligations;

payment in full in cash of all other First Lien Obligations that are outstanding and unpaid at the time the termination, expiration, cash collateralization and/or back-stopping set forth in clauses (i) and (iii) above have occurred (other than any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time); and

adequate provision has been made for any contingent or unliquidated First Lien Obligations for which a claim has been made against the First Lien Secured Parties and indemnification is required under the First Lien Documents; provided that the Discharge of First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Lien Obligations that constitute an exchange or replacement for or a Refinancing of such First Lien Obligations.

Upon the satisfaction of the conditions set forth in clauses (i) through (v) with respect to any series of First Lien Obligations, the applicable First Lien Security Agent agrees to promptly deliver to the other First Lien Security Agents and the Second Lien Security Agents written notice of the same.

“Discharge of Second Lien Obligations” shall mean, the occurrence of all of the following:

1.            termination or expiration of all commitments to extend credit that would constitute (prior to such termination or expiration) Second Lien Obligations;

payment in full in cash of the outstanding principal of, and interest (including any Post-Petition Interest) and premium (if any) in respect of, all Second Lien Obligations (other than any undrawn letters of credit);

discharge, cash collateralization or back-stopping (in an amount equal to 103% of the aggregate undrawn amount) of all outstanding letters of credit constituting Second Lien Obligations;

payment in full in cash of all other Second Lien Obligations that are outstanding and unpaid at the time the termination, expiration, cash collateralization and/or back-stopping set forth in clauses (i) and (iii) above have occurred (other than any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time); and

adequate provision has been made for any contingent or unliquidated Second Lien Obligations for which a claim has been made against the Second Lien Secured Parties and indemnification is required under the Second Lien Documents; provided that the Discharge of Second Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Lien Obligations that constitute an exchange or replacement for or a Refinancing of such Second Lien Obligations.

Upon the satisfaction of the conditions set forth in clauses (i) through (v) with respect to any series of Second Lien Obligations, the applicable Second Lien Security Agent agrees to promptly deliver to the other Second Lien Security Agents and the Second Lien Security Agents written notice of the same.

“EETC Collateral” means the “Collateral” under and as defined in each Trust Indenture and Mortgage, dated as of October ___, 2022, between the Issuer, as owner and the First Lien Agent, as mortgagee. For avoidance of doubt, the “EETC Collateral” does not include any Collateral as defined herein.

“First Lien” shall mean any Lien created by the First Lien Security Documents.

“First Lien Agent” shall have the meaning set forth in the recitals hereto.

“First Lien Agreement” shall have the meaning set forth in the recitals hereto.

[“First Lien Bank Product Agreements” shall mean each agreement or other document governing or evidencing First Lien Bank Product Obligations.]

[“First Lien Bank Product Creditor” shall mean each provider of “Banking Services” (as that term is defined in the First Lien Agreement (as in effect on the date hereof)).]

[“First Lien Bank Product Obligations” shall mean the “Banking Services Obligations” (as that term is defined in the First Lien Agreement (as in effect on the date hereof)).]

“First Lien Documents” shall mean [Describe First Lien Agreements].

[“First Lien Hedging Creditor” shall mean each counterparty to any First Lien Secured Hedging Agreement (other than a Grantor).]

“First Lien Obligations” shall mean (a) all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the First Lien Secured Parties or any of them, under any First Lien Document (including any First Lien Document in respect of a Refinancing of any First Lien Obligations), including all “Secured Obligations” or similar term as defined in the First Lien Agreement and whether for principal, premium, interest (including Post-Petition Interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any First Lien Obligation (including any Permitted Refinancing of any First Lien Obligations) at the rate provided in the respective documentation, whether or not a claim is allowed or allowable against Holdings or any of its Subsidiaries for such Post-Petition Interest in the related bankruptcy proceeding), reimbursement of amounts drawn under (and obligations to cash collateralize) letters of credit, fees, expenses, indemnification or otherwise and (b) First Lien Bank Product Obligations and First Lien Secured Hedging Obligations.

“First Lien Parties” shall have the meaning set forth in the recitals to this Agreement.

“First Lien Representative” shall mean in the case of the First Lien Agreement, the First Lien Agent.

[“First Lien Secured Hedging Agreement” shall mean any Hedge Agreement with respect to Secured Hedging Obligations (as each such term is (and the component definitions as used therein are) defined in the First Lien Agreement (as in effect on the date hereof)).

[“First Lien Secured Hedging Creditor” shall mean each counterparty to any First Lien Secured Hedging Agreement (other than a Grantor).]

“First Lien Secured Hedging Obligations” shall mean any “Secured Hedging Obligations” (as each such term is (and the component definitions as used therein are) defined in the First Lien Agreement (as in effect on the date hereof)).]

“First Lien Secured Parties” shall mean [ ].

“First Lien Security Agent” shall mean [ ].

“First Lien Security Documents” shall mean [ ].

“First Lien Permitted Liens” shall mean [“Permitted Liens”] as defined in the applicable First Lien Security Documents.

“First Priority” shall mean with respect to any Lien purported to be created on any Collateral pursuant to any First Lien Security Document, that such Lien is prior in right to any other Lien thereon, other than any First Lien Permitted Liens applicable to such Collateral which have priority over the respective Liens on such Collateral created pursuant to the relevant First Lien Security Document.

“Governmental Authority” shall mean any federal, state, municipal, national, provincial or other government, governmental department, commission, board, bureau, court, central bank, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state, province or locality of the U.S., the U.S. or a foreign entity or government.

“Grantors” shall mean Holdings, the Issuer and each of Holdings’ Subsidiaries that have executed and delivered, or may from time to time hereafter execute and deliver a First Lien Security Document or a Second Lien Security Document.

“Holdings” shall have the meaning set forth in the introductory paragraph hereof.

“Indebtedness” means and includes all First Lien Obligations and Second Lien Obligations, as applicable, that constitute “Indebtedness” within the meaning of the First Lien Agreement and Second Lien Agreements, respectively. For the avoidance of doubt, “Indebtedness” shall not include any First Lien Obligations under any First Lien Secured Hedging Agreement and First Lien Bank Product Agreement.

“Insolvency or Liquidation Proceeding” shall mean any case or proceeding commenced as a result of any of the following: (i) the filing by any Grantor of a voluntary petition in bankruptcy under any provision of any Debtor Relief Law (including the Bankruptcy Code) or a petition to take advantage of any receivership or insolvency laws, including any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; (ii) the admission in writing by such Grantor of its inability to pay its debts generally as they become due; (iii) the appointment of a receiver, liquidator, trustee, custodian or other similar official for such Grantor or all or a material part of such Grantor’s assets; (iv) the filing of any petition against such Grantor under any Debtor Relief Law (including the Bankruptcy Code) or other receivership or insolvency law, including any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; or (v) the general assignment by such Grantor for the benefit of creditors or any other marshalling of the assets and liabilities of such Grantor.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the First Lien Security Agent or the Second Lien Security Agent is the loss payee or additional insured thereof).

“Issuer” shall have the meaning set forth in the introductory paragraph hereof.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capital lease having substantially the same economic effect as any of the foregoing) in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Pledged Collateral” shall have the meaning set forth in Section 3.3(f)(i).

“Post-Petition Interest” shall mean interest, fees, expenses and other charges that pursuant to the First Lien Documents or Second Lien Documents, as the case may be, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under any Debtor Relief Law or in any such Insolvency or Liquidation Proceeding.

“Proceeds” shall have the meaning assigned in Article 9 of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Recovery” shall have the meaning set forth in Section 6.16.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, retire, defease, amend, modify, supplement, amend and restate, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien” shall mean any Lien created by the Second Lien Security Documents.

“Second Lien Agent” shall have the meaning set forth in the recitals hereto.

“Second Lien Agreements” shall have the meaning set forth in the recitals hereto.

“Second Lien Documents” shall mean (x) the Second Lien Agreements and the other Loan Documents (as defined in the Second Lien Agreements) and (y) each of the other agreements, documents and instruments providing for or evidencing any Second Lien Obligation (including any Permitted Refinancing of any Second Lien Obligation), as each may be Refinanced from time to time in accordance with the provisions of this Agreement.

“Second Lien Obligations” shall mean all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the Second Lien Secured Parties or any of them, under any Second Lien Document (including any Second Lien Document in respect of a Permitted Refinancing of any Second Lien Obligations), including all “Secured Obligations” or similar term as defined in the Second Lien Agreements and whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any Second Lien Obligation (including any Permitted Refinancing of any Second Lien Obligations) at the rate provided in the respective documentation, whether or not a claim is allowed or allowable against Holdings or any of its Subsidiaries for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Second Lien Representative” shall mean the Second Lien Agent.

“Second Lien Security Documents” shall mean [Describe EETC IP Security Agreement and any EETC short form IP security agreement executed for filing purposes].

“Second Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Second Lien Security Document, that such Lien is prior in right to any other Lien thereon, other than (x) Liens securing Indebtedness of the type permitted pursuant to Section [ ] of the Second Lien Agreements (as in effect on the date hereof), (y) First Lien Permitted Liens of the type permitted to be prior to the Liens on the Collateral securing the First Lien Obligations in accordance with the definition of “First Priority” contained herein and (z) any Lien on Collateral that is permitted to be pari passu with the First Lien Security Agent’s Lien in the Collateral.

“Secured Parties” shall mean, collectively, the First Lien Secured Parties and the Second Lien Secured Parties.

“Security Agents” shall mean, collectively, the First Lien Security Agents and the Second Lien Security Agents.

“Security Document” shall mean any First Lien Security Document or any Second Lien Security Document.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any capital stock constituting Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“U.S.” means the United States of America.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Terms Generally; Timing of Performance; Miscellaneous. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, renewed, extended, refunded, replaced or Refinanced or otherwise modified to the extent not prohibited hereby, (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, (d) all references herein to Exhibits, Sections, clauses or paragraphs shall be construed to refer to Exhibits, Sections, clauses or paragraphs of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. When performance of any obligation is stated to be due or performance is required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day. To the extent applicable, the rules of construction set forth in Sections 1.02 through 1.11 of the First Lien Agreement and Sections [ ] through [ ] of the Second Lien Agreements shall apply to this Agreement as if specifically incorporated herein, mutatis mutandis.

LIEN PRIORITIES

Lien Priorities.

Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing either the First Lien Obligations or Second Lien Obligations granted on the Collateral, (ii) the validity or enforceability of the security interests and Liens granted in favor of any Security Agent or any Secured Party on the Collateral, (iii) the date on which any First Lien Obligations or Second Lien Obligations are extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any First Lien Document or any Second Lien Document (in each case, other than this Agreement), (vi) the possession or control by any Security Agent or any Secured Party or any bailee of all or any part of any Collateral as of the date hereof or otherwise, (vii) any failure by any Security Agent or Secured Party to perfect its security interests in the Collateral or any avoidance of such Liens as a fraudulent conveyance, preference, or otherwise or (viii) any other circumstance whatsoever, each Security Agent, on behalf of itself and its respective Secured Parties, hereby agrees that:

any Lien on the Collateral securing or purporting to secure any First Lien Obligations now or hereafter held by or on behalf of the First Lien Security Agents or any other First Lien Secured Parties or any agent or trustee therefor, in each case, regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing or purporting to secure any of the Second Lien Obligations; and

any Lien on the Collateral securing or purporting to secure any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Security Agents or any other Second Lien Secured Parties or any agent or trustee therefor, in each case, regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing or purporting to secure any First Lien Obligations.

Subordination. The priority and subordination provisions set forth in clauses (A) and (B) above with respect to Liens on Collateral securing all or any portion of the First Lien Obligations or the Second Lien Obligations, are intended to be effective whether or not such Liens are subordinated to any Lien securing any other obligation of the Issuer, any other Grantor or any other Person (but only to the extent that such subordination is permitted pursuant to the terms of the First Lien Agreement and the Second Lien Agreements or as contemplated in [Section 3.4] hereof), or are otherwise voided, avoided, invalidated or lapsed. The parties hereto acknowledge and agree that (a) it is their intent that each of the First Lien Obligations (and the security therefor) and the Second Lien Obligations (and the security therefor) constitute a separate and distinct class of obligations (and separate and distinct claims) from each other and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the First Lien Secured Parties and the Second Lien Secured Parties in respect of the Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby acknowledges and agrees that all distributions from the Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, and expenses, and other claims, all amounts owing in respect of Post-Petition Interest (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution from the Collateral is made in respect of the Second Lien Obligations, with each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby acknowledging and agreeing to turn over to the Directing First Lien Security Agent amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties).

Prohibition on Contesting Liens. Each of the First Lien Security Agents, for itself and on behalf of each other First Lien Secured Party and the Second Lien Security Agents, for itself and on behalf of each other Second Lien Secured Party agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the priority, validity, extent, perfection or enforceability of a Lien held, or the allowability of any claim asserted, by or on behalf of any of the First Lien Secured Parties or the Second Lien Secured Parties in the Collateral, (ii) the validity or enforceability of any First Lien Security Document (or any First Lien Obligations thereunder) or any Second Lien Security Document (or any Second Lien Obligations thereunder) or (iii) the relative rights and duties of the holders of any of the First Lien Obligations and the Second Lien Obligations granted and/or established in this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Security Agents or any other Secured Party to enforce this Agreement, including the priority of the Liens on the Collateral securing any of the First Lien Obligations and the Second Lien Obligations as provided in Section 2(a).

Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including on account of: (i) the invalidity, irregularity or unenforceability of all or any part of the First Lien Documents or the Second Lien Documents; (ii) any amendment, change or modification of any of the First Lien Documents or the Second Lien Documents not in contravention of the terms of this Agreement; or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or Lien enforcement proceedings against, any Grantor under any of the First Lien Documents or the Second Lien Documents, any property of any Grantor, or any Grantor’s estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Secured Party.

COLLATERAL

Exercise of Remedies.

So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any other Grantor:

neither the Second Lien Security Agents nor any of the other Second Lien Secured Parties (x) will exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral or institute or commence or join with any Person (other than the Directing First Lien Security Agent and the other First Lien Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution), (y) will contest, protest or object to any foreclosure proceeding or action brought by the Directing First Lien Security Agent or any other First Lien Secured Party with respect to, or any other exercise by the Directing First Lien Security Agent or any other First Lien Secured Party of any rights and remedies relating to, the Collateral under the First Lien Documents or otherwise and (z) will object to the forbearance by the Directing First Lien Security Agent or any other First Lien Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as the respective interests of the Second Lien Secured Parties attach to the Proceeds thereof subject to the relative priorities described in Section 2; and

the Directing First Lien Security Agent and the First Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set off and credit bid rights) and make determinations regarding the disposition of, or restrictions with respect to, the Collateral without any consultation with or the consent of any Second Lien Security Agent or any other Second Lien Secured Party; provided, that:

in any Insolvency or Liquidation Proceeding commenced by or against the Issuer or any other Grantor, the Second Lien Security Agents and any other Second Lien Secured Party may file a claim or statement of interest with respect to the Second Lien Obligations;

the Second Lien Security Agents and any other Second Lien Secured Party may take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Security Agent or the other First Lien Secured Parties to exercise remedies in respect thereof) in accordance with the Second Lien Documents and the terms of this Agreement in order to preserve or protect (but not enforce) its Lien on or over the Collateral;

the Second Lien Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, in each case in accordance with the terms of this Agreement;

the Second Lien Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Debtor Relief Laws, any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement and to the extent not prohibited by any other provision of this Agreement; and

the Second Lien Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Collateral.

In exercising rights and remedies with respect to the Collateral, the Directing First Lien Security Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under any other applicable law.

Each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it will not take or receive any Collateral or any Proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, the sole right of the Second Lien Security Agents and the Second Lien Secured Parties with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred in accordance with the terms hereof, the Second Lien Documents and applicable law.

Each Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the First Lien Documents with respect to the Collateral, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or First Lien Security Document with respect to the Collateral or subordinate the priority of the First Lien Obligations to the Second Lien Obligations with respect to the Collateral or grant the Liens with respect to the Collateral securing the Second Lien Obligations equal ranking to the Liens with respect to the Collateral securing the First Lien Obligations.

Each Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights it or the other Second Lien Secured Parties may have as a junior Lien creditor with respect to the Collateral or otherwise to object to the manner in which the First Lien Security Agents or the other First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens granted in any of the Collateral, in any such case except to the extent such enforcement or collection is in violation of the terms of this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Security Agents or First Lien Secured Parties is adverse to the interest of the Second Lien Secured Parties.

Each Second Lien Security Agent for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Security Agents or the First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the First Lien Documents.

Payments Over. i) So long as the Discharge of First Lien Obligations has not occurred, any Collateral, Cash Proceeds thereof or non-Cash Proceeds constituting Collateral (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by (i) any Second Lien Security Agent or any Second Lien Secured Parties or (ii) any other First Lien Security Agent or any other First Lien Secured Party, in each case, in connection with the exercise of any right or remedy (including set off) relating to the Collateral, (except as otherwise set forth in [Section 3.4]) in any Insolvency or Liquidation Proceeding, or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the Directing First Lien Security Agent, for the benefit of the First Lien Secured Parties, for application in accordance with Section 4.1 below, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Directing First Lien Security Agent is hereby authorized to make any such endorsements as agent for the Second Lien Security Agents, any such Second Lien Secured Parties, the other First Lien Security Agents and the other First Lien Secured Parties. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

So long as the Discharge of Second Lien Obligations has not occurred but the Discharge of First Lien Obligations has occurred, any Collateral, Cash Proceeds thereof or non-Cash Proceeds constituting Collateral (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by (i) any Second Lien Security Agent or any Second Lien Secured Parties or (ii) any First Lien Security Agent or any First Lien Secured Party, in each case, in connection with the exercise of any right or remedy (including set off) relating to the Collateral, (except as otherwise set forth in [Section 3.4]) in any Insolvency or Liquidation Proceeding, or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the Directing Second Lien Security Agent, for the benefit of the Second Lien Secured Parties, for application in accordance with Section 4.1 below, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Directing Second Lien Security Agent is hereby authorized to make any such endorsements as agent for the other Second Lien Security Agents, any such Second Lien Secured Parties, the First Lien Security Agents and the other First Lien Secured Parties. This authorization is coupled with an interest and is irrevocable until the Discharge of Second Lien Obligations.

Other Agreements.

Releases.

So long as the Discharge of First Lien Obligations has not occurred, if, in connection with:

the exercise of any Directing First Lien Security Agent’s remedies in respect of the Collateral provided for in Section 3.1(a) (with the Proceeds thereof being applied to the First Lien Obligations), including any sale, lease, exchange, transfer or other disposition of any such Collateral; or

any sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the First Lien Documents and the Second Lien Documents (other than (A) in connection with the Discharge of First Lien Obligations and (B) upon the exercise of any remedies by any Second Lien Security Agent in accordance with the Second Lien Documents), the Directing First Lien Security Agent, for itself or on behalf of any of the other First Lien Secured Parties, releases any of its Liens on any part of the Collateral, then the Liens, if any, of the Second Lien Security Agent, for itself or for the benefit of the other Second Lien Secured Parties, on such Collateral (but not the Proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and the Directing First Lien Security Agent is irrevocably authorized to execute and deliver or enter into any release of such Liens or claims that may, in the discretion of the Directing First Lien Security Agent, be considered necessary or reasonably desirable in connection with such releases, and each Second Lien Security Agent, for itself or on behalf of any such Second Lien Secured Parties, upon receipt of such legal opinions and officers’ certificates required to be delivered to it pursuant to the Second Lien Documents, promptly shall execute and deliver to the Directing First Lien Security Agent or such Grantor (at the expense of such Grantor) such termination statements, releases and other documents as the Directing First Lien Security Agent or such Grantor may request to effectively confirm such release. Similarly, if the equity interests of any Person are foreclosed upon or otherwise disposed of and in connection therewith the Directing First Lien Security Agent releases the First Liens on the property or assets of such Person or releases such Person from its guarantee of First Lien Obligations, then the Second Liens on such property or assets of such Person and such Person’s guarantee of Second Lien Obligations shall be automatically released to the same extent.

Until the Discharge of First Lien Obligations occurs, each Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby irrevocably constitutes and appoints the Directing First Lien Security Agent and any officer or agent of the Directing First Lien Security Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of each Second Lien Security Agent or such Second Lien Secured Party, or in the Directing First Lien Security Agent’s own name, from time to time in the Directing First Lien Security Agent’s discretion, for the purpose of carrying out the terms of this Section 3.3(a) with respect to Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 3.3(a) with respect to Collateral, including any endorsements or other instruments of transfer or release.

Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Secured Parties (a) have released any Lien on Collateral and any such Lien is later reinstated or (b) obtain any new First Priority Liens on assets constituting Collateral from Grantors, then the Second Lien Secured Parties shall be granted a Second Priority Lien on any such Collateral.

Insurance. Unless and until the Discharge of First Lien Obligations has occurred, the Directing First Lien Security Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Documents, to adjust settlement for any Insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, subject to the rights of the Grantors under the First Lien Documents and/or Second Lien Documents, as applicable, all proceeds of any such policy and any such award, if in respect of the Collateral of a Grantor, shall be paid in accordance with the terms of Section 3.2, to the extent then applicable. If prior to the date of Discharge of First Lien Obligations any Second Lien Security Agent or any Second Lien Secured Party shall, at any time, receive any Proceeds of any such Insurance policy or any such award or payment in contravention of this Section 3.3(b), it shall pay such Proceeds over to the First Lien Security Agent in accordance with the terms of Section 3.2.

Rights As Unsecured Creditors.

Except as otherwise set forth in this Agreement, the Second Lien Security Agent and the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Issuer or any other Grantor in accordance with the terms of the Second Lien Documents to which it is a party and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Second Lien Security Agents or any Second Lien Secured Parties of the required payments of interest, principal and other amounts in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Security Agents or any Second Lien Secured Parties of rights or remedies as a secured creditor (including set off) in respect of the Collateral in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien held by any of them.

The Directing First Lien Security Agent acting pursuant to this Section 3.3(c) shall not have by reason of the First Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document a fiduciary relationship in respect of any First Lien Secured Party, any Second Lien Security Agent or any Second Lien Secured Party, and each of the Second Lien Security Agents and the Second Lien Secured Parties hereby waive and release the Directing First Lien Security Agent from all claims and liabilities arising pursuant to the Directing First Lien Security Agent’s role under this Section 3.3(c), as agent and gratuitous bailee with respect to the Pledged Collateral.

Upon the Discharge of First Lien Obligations, the Directing First Lien Security Agent shall, to the extent that it is legally permitted to do so, deliver or cause to be delivered the remaining Pledged Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, (A) first, to the Directing Second Lien Security Agent to the extent the Second Lien Obligations remain outstanding and (B) second, to the applicable Grantor to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral) and will cooperate with the Directing Second Lien Security Agent or such Grantor, as the case may be, in assigning (without recourse to or warranty by the Directing First Lien Security Agent or any other First Lien Secured Party or agent or bailee thereof) control over any other Pledged Collateral under its control. The Directing First Lien Security Agent further agrees to take all other action reasonably requested by such Person (at the sole cost and expense of the Grantors or such Person) in connection with such Person obtaining a First Priority security interest in the Pledged Collateral or as a court of competent jurisdiction may otherwise direct.

Notwithstanding anything to the contrary herein, if, for any reason, any Second Lien Obligations remain outstanding upon the Discharge of First Lien Obligations, all rights of the First Lien Security Agents hereunder and under the First Lien Security Documents (1) with respect to the delivery and control of any part of the Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the Second Lien Security Agent or the First Lien Security Agent, pass to the Directing Second Lien Security Agent, who shall thereafter hold such rights for the benefit of the Second Lien Secured Parties. Each of the Directing First Lien Security Agent and the Grantors agrees that it will, if any Second Lien Obligations remain outstanding upon the Discharge of First Lien Obligations, take any other action required by any law or reasonably requested by the Directing Second Lien Security Agent (subject to any limitations set forth in the Second Lien Documents), in connection with the Directing Second Lien Security Agent’s establishment and perfection of a First Priority security interest in the Collateral.

Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of First Lien Obligations, the Directing Second Lien Security Agent acquires possession of any Pledged Collateral, the Directing Second Lien Security Agent shall hold same as bailee and/or agent to the same extent as is provided in preceding clause (i), provided, that as soon as is practicable the Directing Second Lien Security Agent shall deliver or cause to be delivered such Pledged Collateral to the Directing First Lien Security Agent in a manner otherwise consistent with the requirements of preceding clause (v), in each case as if the references in such sections to “Directing First Lien Security Agent” is to “Directing Second Lien Security Agent” and to any “Second Lien Security Agent” is to “First Lien Security Agent”.

Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Security Agents and the First Lien Secured Parties, and the Second Lien Security Agents and the Second Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

any lack of validity or enforceability of any First Lien Document or any Second Lien Document;

except as otherwise set forth in the Agreement, any change permitted hereunder in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification permitted hereunder, whether by course of conduct or otherwise, of the terms of any First Lien Document or Second Lien Document;

except as otherwise set forth in the Agreement, any amendment, waiver or other modification permitted hereunder, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations;

the commencement of any Insolvency or Liquidation Proceeding in respect of the Issuer or any other Grantor; or

any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Issuer or any other Grantor in respect of the First Lien Obligations or Second Lien Obligations, the First Lien Security Agents, any First Lien Secured Party, the Second Lien Security Agents or any Second Lien Secured Party in respect of this Agreement.

APPLICATION OF PROCEEDS

Application of Proceeds in Distributions.

Prior to the date of Discharge of First Lien Obligations, the Directing First Lien Security Agent will, and thereafter the Directing Second Lien Security Agent will, apply the Proceeds of any collection, sale, foreclosure or other realization upon any Collateral and, in each case, the Proceeds of any title insurance policy insuring any Collateral required under any First Lien Document or any Second Lien Documents (as the case may be) in the following order of application:

First, to the payment of all amounts payable under the First Lien Documents on account of the First Lien Agreement Security Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the First Lien Agreement Security Agent or any co-trustee or agent of the First Lien Agreement Security Agent in connection with any First Lien Document;

Second, to the First Lien Agent for application to the payment of all outstanding First Lien Obligations that are then due and payable in such order as may be provided in the First Lien Documents in an amount sufficient to pay in full in cash all outstanding First Lien Obligations that are then due and payable (including all Post-Petition Interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the First Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding and including the discharge, cash collateralization or back-stopping of all outstanding letters of credit in connection with the First Lien Agreement (at 103% of the aggregate undrawn amount), if any, constituting First Lien Obligations));

Third, to the payment of all amounts payable under the Second Lien Documents on account of the Second Lien Security Agent’s or Second Lien Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Second Lien Security Agent or any co-trustee or agent of the Second Lien Security Agent in connection with any Second Lien Document;

Fourth, to the Second Lien Agent for application to the payment of all outstanding Second Lien Obligations that are then due and payable in such order as may be provided in the Second Lien Documents in an amount sufficient to pay in full in cash all outstanding Second Lien Obligations that are then due and payable (including all Post-Petition Interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Second Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding); and

Fifth, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Issuer or the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

If prior to the date of Discharge of First Lien Obligations any Second Lien Security Agent or any Second Lien Secured Party collects or receives any Proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the First Lien Obligations in accordance with Section 4.1(a), whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Second Lien Secured Party will forthwith deliver the same to the Directing First Lien Security Agent, for the account of the holders of the First Lien Obligations, to be applied in accordance with Section 4.1(a). Until so delivered, such Proceeds will be held by that Second Lien Secured Party for the benefit of the holders of the First Lien Obligations.

INSOLVENCY OR LIQUIDATION PROCEEDINGS

Post Petition Financing; Cash Collateral.

Following the commencement of any Insolvency or Liquidation Proceeding of any Grantor, if such Grantor as debtor-in-possession (or a trustee appointed on behalf of such Grantor) shall move at any time for either (i) approval of financing (“First Lien DIP Financing”) to be provided by any First Lien Secured Party under Section 364 of the Bankruptcy Code or (ii) at any time, the use of cash collateral proceeds of the Collateral (the “First Priority Collateral”) with the consent of the First Lien Agent or any other First Lien Party under Section 363 of the Bankruptcy Code, the Second Lien Secured Parties agree as follows: (A) such First Lien DIP Financing (including any First Lien Obligations which arose prior to the Insolvency or Liquidation Proceeding) may be secured by Liens on all or a part of the assets of the Grantors (other than the EETC Collateral) which may be superior in priority to the Liens on the assets of the Grantors held by any other Person and (B) the Second Lien Secured Parties shall not contest or oppose in any manner such First Lien DIP Financing or First Lien Obligation Cash Collateral use and shall be deemed to have waived any objections to such financing or cash collateral use, including by any objection alleging Grantors’ failure to provide “adequate protection” for the Liens of the Second Lien Secured Parties or otherwise, as long as the Second Lien Secured Parties retain a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code (junior in priority to the Liens securing such First Lien DIP Financing and the existing Liens in favor of the First Lien Secured Parties on the Collateral), and such First Lien DIP Financing or use of First Lien Cash Collateral is subject to the terms of this Agreement.

Adequate Protection. The First Lien Secured Parties may seek adequate protection of their interests in the Collateral in the form of a Lien on such additional assets or replacement collateral (other than the EETC Collateral), which Lien, if granted, will be senior or subordinate to the Liens securing the Second Lien Obligations on the same basis as the other Liens securing the First Lien Obligations are so senior under this Agreement (provided, that, any failure of the First Lien Secured Parties to obtain such adequate protection shall not impair or otherwise affect the agreements, undertakings and consents of the First Lien Secured Parties pursuant this clause (b).

Sale of Collateral; Waivers. The Second Lien Secured Parties shall consent and not otherwise object to a sale or deposition of any Collateral under the Bankruptcy Code, including Sections 363, 365 and 1129, free and clear of any Liens thereon securing Second Lien Obligations, if the First Lien Secured Parties have consented to such sale or other disposition. Nothing in this Section 5 shall preclude any Secured Party from seeking to be the purchaser, assignee or other transferee of any Collateral in connection with any such sale or other disposition of Collateral under the Bankruptcy Code. The Second Lien Secured Parties agree that the First Lien Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to, or otherwise object to any such sale or other disposition of, the Collateral.

Permitted Adequate Protection Payments. Notwithstanding anything herein to the contrary, the First Lien Secured Parties may seek post-petition interest and/or adequate protection payments in any Insolvency or Liquidation Proceeding with respect to the Collateral, and the Second Lien Secured Parties may not oppose such motions.

Relief from the Automatic Stay. Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, so long as the Discharge of First Lien Obligations has not occurred, no Second Lien Secured Party shall, without the prior written consent of the First Lien Secured Parties, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral or any proceeds thereof; provided, that, in the event the First Lien Secured Parties seek or request relief form or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of Collateral, the First Lien Secured Parties agree that the Second Lien Secured Parties may seek or request similar relief to that sought by the First Lien Secured Parties so that the Second Lien Secured Parties may seek to exercise their rights and remedies under the Second Lien Documents and against such Collateral subject to the provisions of this Agreement.

Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization, on account of both the First Lien Obligations and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code. Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law.

MISCELLANEOUS

Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control. Each Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provision of its respective First Lien Document or Second Lien Document.

The parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights granted to any Grantor in any of the other First Lien Documents or Second Lien Documents.

Effectiveness; Continuing Nature of this Agreement; Severability. ii) This Agreement shall become effective when executed and delivered by the parties hereto. Each Security Agent, on behalf of itself and the applicable Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Issuer and/or any other Grantor shall include the Issuer and/or such Grantor as debtor and debtor in possession and any receiver or trustee for the Issuer and/or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

Amendments; Waivers. iii) No amendment, modification or waiver of any of the provisions of this Agreement by the First Lien Security Agent or the Second Lien Security Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent[; provided that additional Grantors may be added as parties hereto in accordance with the provisions of Section 6.16]. Notwithstanding the provisions of any other First Lien Document or Second Lien Document, the Directing First Lien Security Agent (with respect to any provision affecting the First Lien Secured Parties or the First Lien Security Agent) or the Directing Second Lien Security Agent (with respect to any provision affecting the Second Lien Secured Parties or the Second Lien Security Agent) may make any amendments, restatements, amendment and restatements, supplements or other modifications to this Agreement to correct any ambiguity, omission, mistake, defect or inconsistency contained herein without the consent of any other Person; provided that the Issuer shall be given written notice of any amendment, restatement, amendment and restatement, supplement or other modification of this Agreement promptly after its execution thereof (it being understood that the failure to deliver such notice to the Issuer shall in no way impact the effectiveness of any such amendment, restatement, amendment and restatement, supplement or modification). Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties hereto making such waiver or the obligations of the other parties hereto to such party making such waiver in any other respect or at any other time. Notwithstanding the foregoing, the consent of the Issuer and each other Grantor shall be required for the effectiveness of any amendment, modification or waiver of any provision of this Agreement.

Submission to Jurisdiction; Waivers.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND THE SECURED PARTIES RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST THE ISSUER AND ANY OTHER GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION 6.4. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 6.5. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY SUCH PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4(d).

Notices. All notices to the First Lien Secured Parties and the Second Lien Secured Parties permitted or required under this Agreement shall also be sent to the Directing First Lien Security Agent and the Directing Second Lien Security Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or U.S. mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex or email, or three Business Days after depositing it in the U.S. mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Further Assurances. Each First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties and each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, and each Grantor, agrees that each of them shall take such further action and shall execute (without recourse or warranty) and deliver such additional documents and instruments (in recordable form, if requested) as the Directing First Lien Security Agent or the Directing Second Lien Security Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Binding on Successors and Assigns. This Agreement shall be binding upon the parties hereto, the First Lien Secured Parties, the Second Lien Secured Parties and their respective successors and assigns.

Specific Performance. Each of the First Lien Security Agents and the Second Lien Security Agents may demand specific performance of this Agreement. Each First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties and the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Security Agent or Second Lien Security Agent, as the case may be.

Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

Authorization; No Conflict. Each of the Secured Parties party hereto represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such Secured Party has been duly authorized by all necessary action, corporate or otherwise, does not violate any requirement of law or any agreement or instrument by which such party is bound, and requires no consent of any Governmental Authority or other consent that has not been obtained and is not in full force and effect.

No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the First Lien Secured Parties, the Second Lien Secured Parties, the Grantors and each of their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.

Provisions Solely to Define Relative Rights. iv) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights and remedies of the First Lien Secured Parties and the Second Lien Secured Parties. Except as expressly provided in Section 6.13, none of the Grantors or any creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair, as between the Grantors and the First Lien Secured Parties and the Grantors and the Second Lien Secured Parties, the obligations of the Grantors to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their respective terms.

Nothing in this Agreement shall relieve the Issuer or any other Grantor from the performance of any term, covenant, condition or agreement on the Issuer’s or such Grantor’s part to be performed or observed under, or in respect of, any of the Collateral granted by such Grantor, or pledged by such Grantor, as security for the applicable obligations to the extent arising under any of the other First Lien Documents or the other Second Lien Documents or from any liability (to the extent arising under any of the other First Lien Documents or the other Second Lien Documents) to any Person under or in respect of any of such Collateral or impose any obligation on any Security Agent to perform or observe any such term, covenant, condition or agreement on such Issuer’s or such other Grantor’s part to be so performed or observed or impose any liability on any Security Agent for any act or omission on the part of such Issuer or such other Grantor relative thereto or for any breach of any representation or warranty on the part of such Issuer or such other Grantor contained in this Agreement or any First Lien Document or Second Lien Document, or in respect of the Collateral pledged by it. The obligations of the Issuer and each other Grantor contained in this paragraph shall survive the termination of this Agreement and the discharge of such Issuer’s or such other Grantor’s other obligations hereunder.

Each of the Security Agents acknowledges and agrees that it has not made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Lien Document or other Second Lien Document. Except as otherwise provided in this Agreement, each of the Security Agents, the First Lien Agent and Second Lien Agent will (to the extent applicable to such Agent) be entitled to manage and supervise their respective extensions of credit to any of the Issuer and its Subsidiaries in accordance with applicable law and such Security Agent’s, First Lien Agent’s or Second Lien Agent’s usual practices, modified from time to time as they deem appropriate.

Avoidance Issues. If any First Lien Secured Party or Second Lien Secured Party is required, in any Insolvency or Liquidation Proceeding or otherwise, to turn over or otherwise pay to the estate of the Issuer or any other Grantor any amount (a “Recovery”), then such First Lien Secured Party or Second Lien Secured Party, as applicable, shall be entitled to a reinstatement of First Lien Obligations or Second Lien Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that the Second Lien Secured Parties or Second Lien Security Agents pay over to the Directing First Lien Security Agent or any of the other First Lien Secured Parties under the terms of this Agreement with respect to any Collateral, the Second Lien Secured Parties and the Second Lien Security Agents shall be subrogated to the rights of the Directing First Lien Security Agent and such other First Lien Secured Parties; provided that, each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Issuer and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Second Lien Security Agents or the other Second Lien Secured Parties and required, in accordance with the terms hereof, to be paid over to the Directing First Lien Security Agent or the other First Lien Secured Parties pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Second Lien Obligations, as applicable, owed by the Issuer or any other Grantor under the Second Lien Documents.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

[____]

By:
Name:
Title:

[____]

By:
Name:
Title:

[____]

By:
Name:
Title:

[____]

By:
Name:
Title:

[____]

By:
Name:
Title:

[____]

By:
Name:
Title:

[____]

By:
Name:
Title:

[____]

By:
Name:
Title:

[____]

By:
Name:
Title:

[____]

By:
Name:
Title:

[____]

By:
Name:
Title:

[_________],
as First Lien Agent and as First Lien Security Agent

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Second Lien Agent and as Second Lien Security Agent

By:
Name:
Title:

EXHIBIT B

FORM OF SHORT FORM SECURITY AGREEMENT

[PATENT][TRADEMARK][COPYRIGHT] SECURITY AGREEMENT

This [PATENT][TRADEMARK][COPYRIGHT] SECURITY AGREEMENT (this “[Patent][Trademark][Copyright] Security Agreement”) is made this [__] day of [__], 2022, by and among the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each, individually, “Grantor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Loan Trustee (the “Mortgagee”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”), among Wheels Up Partners LLC, Wheels Up Class A-1 Loan Trust 2022-1 (the “Class A-1 Trust”) and Wilmington Trust, National Association, as subordination agent, the Class A-1 Trust has agreed to purchase the Class A-1 Equipment Notes under the Indentures in order to finance the Aircraft, on the terms and conditions set forth therein;

WHEREAS, pursuant to the Security Agreement dated as of the date hereof (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”), Grantors are required to execute and deliver to the Mortgagee, for the benefit of the Secured Parties, this [Patent][Trademark][Copyright] Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1.            Defined Terms. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Note Purchase Agreement, and this [Patent][Trademark][Copyright] Security Agreement shall be subject to the rules of construction set forth in Section 1 of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

2.            Grant of Security Interest in [Patent][Trademark][Copyright] Collateral. Each Grantor hereby unconditionally grants, assigns and pledges to the Mortgagee, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this [Patent][Trademark][Copyright] Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “[Patent][Trademark][Copyright] Collateral”):

(a)            all [Patents][Trademarks][Copyrights] of such Grantor, whether now owned or hereafter acquired by such Grantor, including each [Patent][Trademark][Copyright] identified in Schedule I hereof[, together, in each case, with ]1[all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto]2[the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark]3; and

1 NTD: Insert for Patent or Trademark Security Agreement.

2 NTD: Insert for Patent Security Agreement.

3 NTD: Insert for Trademark Security Agreement.

(b)            all Proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions of this Section 2, [(i) the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral (including but not limited to any application to register trademarks filed with the USPTO based upon any Grantor’s “intent to use” such trademark unless and until a “Statement of Use” or “Amendment to Allege Use” is properly filed with and accepted by the USPTO with respect thereto, at which point the Trademark Collateral shall include, and the security interest granted hereunder shall be attached to, such application) and (ii)]4 unless and until an Event of Default shall have occurred and be continuing (A) each Grantor shall have the right, to the exclusion of the Mortgagee and the other Secured Parties, to quiet enjoyment of the [Patent][Trademark][Copyright] Collateral, and to possess, use retain and control the [Patent][Trademark][Copyright] Collateral and all revenues, income and profits derived therefrom and (B) neither the Mortgagee, acting on behalf of the Secured Parties, nor any Secured Party, shall, through its own actions or inactions, interfere with, or suffer to exist with respect to any [Patent][Trademark][Copyright] Collateral any Lien attributable to the Mortgagee or any Secured Party which might interfere with, each Grantor’s continued possession, use and operation of, and quiet enjoyment of, [Patent][Trademark][Copyright] Collateral without hindrance during the term of the Security Agreement in accordance with the terms of the [Operative Agreements].

3.            Security Agreement. The Security Interest granted pursuant to this [Patent][Trademark][Copyright] Security Agreement is granted in conjunction with the security interests granted to the Mortgagee, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Mortgagee with respect to the Security Interest in the [Patent][Trademark][Copyright] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this [Patent][Trademark][Copyright] Security Agreement and the Security Agreement, the Security Agreement shall control.

4.            Counterparts. This [Patent][Trademark][Copyright] Security Agreement is an Operative Agreement. This [Patent][Trademark][Copyright] Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same [Patent][Trademark][Copyright] Security Agreement. Delivery of an executed counterpart of this [Patent][Trademark][Copyright] Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this [Patent][Trademark][Copyright] Security Agreement. Any party delivering an executed counterpart of this [Patent][Trademark][Copyright] Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this [Patent][Trademark][Copyright] Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this [Patent][Trademark][Copyright] Security Agreement.

5.            CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS [Patent][Trademark][Copyright] SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 11.11 OF THE INDENTURE ARE INCORPORATED HEREIN MUTATIS MUTANDIS, AS IF FULLY SET FORTH HEREIN.

[Signature Pages Follow.]

4 NTD: Insert for Trademark Security Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this [Patent][Trademark][Copyright] Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

[__]

By:
Name:
Title:

[__]

By:
Name:
Title:

MORTGAGEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By:
Name:
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